Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)
	Three Months Ended June			Year-to-Date June
	2021	2020	% Change	2021	2020	% Change
Southern Company –
Operating Revenues	$5,198	$4,620	12.5%	$11,108	$9,638	15.3%
Earnings Before Income Taxes	364	626	(41.9)%	1,660	1,611	3.0%
Net Income Available to Common	372	612	(39.2)%	1,508	1,480	1.9%

Alabama Power –
Operating Revenues	$1,556	$1,365	14.0%	$3,115	$2,716	14.7%
Earnings Before Income Taxes	439	395	11.1%	910	762	19.4%
Net Income Available to Common	331	298	11.1%	690	578	19.4%

Georgia Power –
Operating Revenues	$2,225	$1,928	15.4%	$4,195	$3,754	11.7%
Earnings Before Income Taxes	93	319	(70.8)%	462	665	(30.5)%
Net Income Available to Common	143	308	(53.6)%	494	638	(22.6)%

Mississippi Power –
Operating Revenues	$303	$283	7.1%	$610	$559	9.1%
Earnings Before Income Taxes	46	41	12.2%	95	79	20.3%
Net Income Available to Common	38	39	(2.6)%	83	71	16.9%

Southern Power –
Operating Revenues	$490	$439	11.6%	$930	$814	14.3%
Earnings Before Income Taxes	34	74	(54.1)%	89	125	(28.8)%
Net Income Available to Common	36	63	(42.9)%	133	138	(3.6)%

Southern Company Gas –
Operating Revenues	$677	$636	6.4%	$2,371	$1,885	25.8%
Earnings (Loss) Before Income Taxes	(94)	87	N/M	425	441	(3.6)%
Net Income (Loss) Available to Common	(65)	71	N/M	333	346	(3.8)%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods